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                                  EXHIBIT 10.26

                        SECOND AMENDMENT TO AGREEMENT OF
 PURCHASE AND SALE AND ESCROW INSTRUCTIONS BETWEEN THIRD HORIZON GROUP LIMITED
                             PARTNERSHIP ("SELLER")
                  AND TRIPLE NET PROPERTIES, LLC ("PURCHASER")
                     DATED MARCH 24, 2000 (THE "AGREEMENT")

      WHEREAS, Seller and Purchaser have entered into the Agreement for purposes of the sale and acquisition of certain parcels of improved real property (the "Real Property") located in various locations throughout the United States and more particularly described in the Agreement;

      WHEREAS, the original Due Diligence Approval Date, as defined in the Agreement, was April 23, 2000;

      WHEREAS, the parties have previously executed a First Amendment dated April 21st, 2000, extending the Due Diligence Approval date through April 26, 2000.

      WHEREAS, Purchaser has not yet completed the necessary due diligence to determine whether the Real Property is an appropriate investment for Purchaser and has, therefore, requested an additional extension of the Due Diligence Approval Date, and, in the event the Purchaser elects to proceed at the extended Due Diligence Approval Date, the Closing Date.

      NOW, THEREFORE, Seller and Purchaser, for $10.00 and other good and sufficient consideration, the receipt and sufficiency of which is hereby acknowledged, agree to the following:

      1. DUE DILIGENCE APPROVAL DATE AND CLOSING DATE. Purchaser and Seller hereby agree to extend, for all purposes, the Due Diligence Approval Date to the twenty-first (21st) day following the Effective Date of this Amendment. The Closing Date shall, subject to further extension in accordance with the provisions of Section 14.1 of the Agreement, be the thirtieth (30th) day following such extended Due Diligence Approval Date. The Effective Date of this Amendment shall be April 25, 2000.

      2. REAL PROPERTY DESCRIPTION. Purchaser and Seller acknowledge and agree that the description of the Real Property attached to the Agreement is incomplete in that certain out parcels were inadvertently not included in this Exhibit. By their execution of this Amendment, Purchaser and Seller agree to amend the Agreement by attaching a corrected property description as soon as the correct property descriptions are made available to the parties by the Title Company and confirmed by the Updated Surveys, at which time the existing Exhibit A to the Agreement shall be superseded and replaced by the corrected Exhibit A.

      3. SURVEY AND TITLE OBJECTIONS. Purchaser and Seller hereby also extend Purchaser's period to respond to Seller's response to Purchaser's objections to Survey and Title until five (5) business days following the later of (i) the Effective Date and (ii) the date Purchaser receives a written response addressed to Purchaser from Seller and/or Title Company regarding the Purchaser's objections including, in the case of any proposed endorsements, the specific proposed language for such endorsements. In addition, Purchaser and Seller acknowledge and agree that certain title commitments provided by Seller did not address all of the Real Property and Purchaser hereby reserves, and is granted, the right to object to such additional title commitments. The applicable time periods for such additional title objections, Seller's response to such objections and Purchaser's response to Seller's response shall be as set forth in Section 5.1 of the Agreement; provided, however, that the period for Purchaser's objections shall begin on the later of (i) the Effective Date or
(ii) the date such revised Title Commitments, together with copies of all applicable Exceptions, are delivered to Purchaser.

      4. MISCELLANEOUS. Any initially captioned terms contained in this Amendment that are not separately defined herein shall have the meanings ascribed to them in the Agreement. Except as modified and amended by this Amendment, all other terms and conditions of the Agreement are hereby reconfirmed and reaffirmed by Purchaser and Seller.


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                           [Signature page to follow]


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IN WITNESS WHEREOF, Seller and Purchaser do hereby execute this Second Amendment as of this 25th day of April, 2000.

SELLER:                                   PURCHASER:

THIRD HORIZON GROUP                       TRIPLE NET PROPERTIES, LLC,
LIMITED PARTNERSHIP,                      a Virginia limited liability company
a Delaware limited partnership


By: THIRD HORIZON HGI, L.L.C.,            By: ________________________________
    a Delaware limited liability              Name:___________________________
    Company, its general partner              Its:____________________________


By: Horizon Group Properties, L.P., a
    ---------------------------------
    Delaware limited partnership,
    its managing member



    By: Horizon Group Properties, Inc.,
        a Maryland corporation, its
        general partner



        By: /s/ Gary J. Skoien
            ---------------------------
            Name:  Gary J. Skoien
                 ----------------------
            Its:   President
                 ----------------------


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